SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 11, 2001

AMDL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, CA            92780-6953

(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:	(714) 505-4460

Former name or former address, if changed since last report)

      Item 1. Changes in Control of Registrant.

      Not applicable.

      Item 2. Acquisition or Disposition of Assets.

      Not applicable.

      Item 3. Bankruptcy or Receivership.

      Not applicable.

      Item 4. Changes in Registrant’s Certifying Accountant.

      Not applicable.

      Item 5. Other Events.

      Between March 2, 2001 and June 11, 2001 the Registrant conducted a combined Regulation D/ Rule 506 and Regulation S private placement (“Private Placement”) of shares of its common stock to accredited investors only. Pursuant to the Private Placement the Registrant sold 1,416,000 shares under Regulation D and 652,000 shares under Regulation S, each at $1.75 per share, for an aggregate gross proceeds of $3,619,000. In addition an aggregate of 231,800 shares were issued to the Registrant’s Investment Banker and four finders who identified the offshore purchasers.

      In anticipation of the closing of the Private Placement and based on the sales of shares in the Private Placement through the end of May 2001, on May 31, 2001 the Registrant filed an application for listing the shares of its common stock on the American Stock Exchange, which application is still pending.

      This report contains forms of forward-looking statements that are based on the Company’s beliefs as well as assumptions made by and information currently available to the Company. Such statements are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company’s periodic reports with the Securities and Exchange Commission, including the Company’s continued access to capital. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results will vary materially from those anticipated, estimated, or projected and the variations may be material.

      Item 6. Resignations of Registrant’s Directors.

      Not applicable.

      Item 7. Financial Statements and Exhibits.

(a), (b)	Not Applicable

(c)	Exhibits

Not applicable.

      Item 8. Change in Fiscal Year.

      Not applicable.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC. (Registrant)

Date: June 19, 2001	By:	/s/ Gary L. Dreher
Gary L. Dreher, President

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